UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 20, 2012

(Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana		59401
(Address of principal executive offices)		(Zip Code)

(406) 791-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 20, 2012, our subsidiary, Energy West, Incorporated (“Energy West”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), with the Bank of America, N.A. (“Bank of America”) which modifies the original credit agreement entered into on June 29, 2007, as amended from time to time. The Credit Agreement renews the $30.0 million revolving credit facility available to Energy West and provides for a maturity date of April 1, 2017. In addition, Energy West entered into a $10.0 million term loan with Bank of America with a maturity date of April 1, 2017 (the “Term Loan”). Pursuant to the terms of the Credit Agreement, Energy West issued a second amended and substitute note to Bank of America in the amount of $30.0 million for the revolving credit facility and another note in the original principal amount of $10.0 million for the Term Loan.

The Credit Agreement includes an annual commitment fee ranging from 25 to 45 basis points of the unused portion of the Credit Agreement and interest on the amounts outstanding at the London Interbank Offered Rate (“LIBOR”) rate plus 175 to 225 basis points. The Term Loan has an interest rate of LIBOR plus 175 to 225 basis points with an interest rate swap provision that allows for the interest rate to be fixed in the future. The Term Loan will be amortized at a rate of $125,000 per quarter, with the first principal payment being due on December 31, 2012.

The Credit Agreement requires Energy West to maintain compliance with a number of financial covenants, including meeting limitations on certain capital expenditures, acquisitions and investments, maintaining a total debt to total capital ratio of not more than .55-to-1.00, and an interest coverage ratio of no less than 2.00-to-1.00. The Credit Agreement also restricts Energy West’s ability to pay dividends during any 60-month period to a certain percentage of its cumulative earnings over that period. The obligations of Energy West under the Credit Agreement are guaranteed by each of its subsidiaries.

The Credit Agreement and other related loan documents, including the guaranties, are attached to this Form 8-K as exhibits. The description of the agreements above is a summary and is qualified by the full text of the attached documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this current report on Form 8-K are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated September 20, 2012, by and among Energy West, Incorporated and the Bank of America, N.A., as agent for various participating banks.

10.2	Term Note dated September 20, 2012, in the original principal amount of $10.0 million, by and among Energy West, Incorporated and Bank of America, N.A., as agent for various participating banks.

10.3	Second Amended and Substitute Note dated September 20, 2012, regarding the $30.0 million Credit Facility, by and by and among Energy West, Incorporated and the Bank of America, N.A., as agent for various participating banks.

10.4(a)	Continuing Guaranty dated September 20, 2012, by and among Penobscot Natural Gas Company, Bangor Gas Company, LLC, and Bank of America, N.A., as agent for various participant banks

10.4(b)	Continuing Guaranty dated September 20, 2012, by and among Energy West Montana Inc. and Bank of America N.A., as agent for various participant banks

10.4(c)	Continuing Guaranty dated September 20, 2012, by and among Frontier Utilities of North Carolina, Inc., Frontier Natural Gas Company, LLC and Bank of America N.A., as agent for various participant banks

10.4(d)	Continuing Guaranty dated September 20, 2012, by and among Energy West Properties, LLC, Energy West Development, Inc., Energy West Resources, Inc., and Energy West Propane, Inc, on one side, and Bank of America N.A., as agent for various participant banks, on the other side.

10.4(e)	Continuing Guaranty dated September 20, 2012, by and among Energy West Wyoming, Inc. and Bank of America N.A., as agent for various participant banks.

99.1	Press Release dated September 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Thomas J. Smith
Name:	Thomas J. Smith
Title:	Chief Financial Officer

Dated: September 25, 2012